UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01    Entry Into Material Definitive Agreement

Effective as of October 7, 2011, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”) and Sala Valc S.A.C, a Peruvian corporation (“SV”), entered into an Amendment to Mining Asset Purchase and Strategic Alliance Agreement dated September 30, 2011 (the “Amendment”), and a side letter agreement regarding the Amendment (the “Side Amendment,” and together with the Amendment the “Amendments”) in order to amend certain terms, conditions and provisions of that prior Mining Asset Purchase and Strategic Alliance Agreement between the Company and SV dated June 1, 2011 (the “Agreement”).  The Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 7, 2011 (the “Prior Report”).  All information set forth in the Prior Report is herein incorporated by reference in its entirety.  Capitalized terms not hereafter defined shall have the meanings originally assigned in the Prior Report.

Pursuant to the Amendments, among other things, (i) the strategic alliance provisions contemplated in the Agreement were eliminated, (ii) only SV will contribute all right, title and interest in the Property to the Company’s Peruvian subsidiary corporation in order for the Company to acquire a 100% interest in the Property and (iii) the consideration component obligations due to SV in exchange for such 100% interest were restructured (subject to and including a net smelter return royalty discussed below).

Notwithstanding all prior payments to SV, as a restructured consideration component, the Company will make a $30,000 direct payment to the vendors of that Exploration Property referred to as “Group of the 8”, which will complete all payments owed on such Exploration Properties by SV (the “Group 8 Payment”).  In consideration for, as acknowledgment of and in exchange for, the Group 8 Payment to relieve SV’s obligations, including in addition thereto directing a balance of $7,500 to Mr. David Caldwell (or his affiliates or assigns), Mr. Caldwell has agreed to terminate, settle and extinguish all of the Company’s obligations still existing under his previous Employment Separation and Severance Agreement with the Company, dated January 19, 2010, subject to a side letter agreement to be prepared as soon as practicable.

In consideration for SV’s full and final assumption and satisfaction of all outstanding liabilities related to the Property, including, but not limited to, all expenses incurred by SV or its affiliates, officers, directors, shareholders, partners, managers, agents and assigns, all outstanding invoices of contractors, vendors, payment of outstanding wages and taxes, all as may be related to the Property or the Agreement, as well as for partial consideration for the transfer of a 100% interest in the Property, the Company will issue SV two (2) convertible promissory notes, subject to the following terms and conditions: (i) a convertible note in the principal amount of $500,000, with no interest to accrue thereon, which shall be repaid by conversion into restricted shares of the Company’s common stock, at a conversion price of $0.10 per share, or 5,000,000 shares, such conversion right vesting as of January 1, 2012, which note shall automatically convert on or before the maturity date of September 30, 2012 (“Note 1”); and (ii) a convertible note in the amount of $513,222.80, with no interest to accrue thereon, which shall be repaid by conversion into restricted shares of the Company’s common stock, at a conversion price of $0.10 per share, or 5,132,228 shares, such conversion right vesting as of January 1, 2012, which note shall automatically convert on or before the maturity date of September 30, 2012 (“Note 2,” and collectively with Note 1, the “Notes”), with such vesting of the Notes subject to full and complete transfer of all titles to the Property in the name of the Company’s Peruvian subsidiary, including submission of the necessary application and related documentation of transfer within 10 business days of Closing (as amended to mean September 30, 2011), and completion of registration of title on or before January 1, 2012.

Subsequently, pursuant to the Side Amendment, SV agreed to a 1,000,000 shares reduction afforded under the Note 2 conversion rights such that the shares issuable to SV upon automatic conversion of Note 2 shall now be equal to 4,132,228 shares along with a corresponding decrease in principal to $413,222.80.

All shares to be issued to SV, including those shares valued at $500,000 based on the initial binding Memorandum of Understanding, as disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on October 8, 2010, are intended to be restricted inasmuch as they will be subject to a lock-up agreement whereby SV will grant a third party limited power of attorney to control and direct the dispositive power of such shares, including a provision whereby there shall be a maximum threshold of 500,000 shares that may be sold on the public trading market within any given 30 day period.  Such lock-up agreement will be prepared as soon as is practicable.

In furtherance to effecting the Amendments and in accordance with the terms and conditions therein, the Company granted SV a perpetual 3% net smelter return royalty (“NSR”) on the Property, which will be recorded as a lien on the Property and will be subject to an option in favor of the Company to purchase all or part of the NSR for a period of 36 months from the Closing.  Subject to all other terms and conditions set forth in the Amendment the NSR purchase option schedule in favor of the Company follows:

(i)	The first 1% of the NSR may be purchased for an aggregate purchase price of $500,000, so long as such purchase option is exercised on or before the date that is 12 months from Closing;

(ii)	The second 1% of the NSR may be purchased for an aggregate purchase price of $1,000,000, so long as such purchase option is exercised on or before the date that is 24 months from Closing; and

(iii)	The third 1% of the NSR may be purchased for an aggregate purchase price of $1,500,000, so long as such purchase option is exercised on or before the date that is 36 months from Closing.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02    Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The securities to be issued according to the terms of the Amendments are being issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Section 4(2) promulgated under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: October 13, 2011	By: /s/ Thomas Klein
Thomas Klein, Chief Executive Officer